UNITED  STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2010

GLOBAL ENERGY INC.
(Exact name of registrant as specified in its charter)
NEVADA	000-28025	86-0951473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
35 Shaul Hamelech Street, 5th Floor, Tel Aviv, Israel		61181
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  972-077-202-5444

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

GLOBAL ENERGY ISSUES UPDATE ON STATUS OF CONSTRUCTION OF FIRST KDV 500 UNIT FOR PRODUCTION OF RENEWABLE DIESEL IN U.S.

Global Energy (GEYI), an emerging leader and innovator in the renewable energy and clean fuels markets with a focus on processing the hydrocarbon and biomass materials in waste into diesel fuel, today announced that construction of the first KDV 500 waste to renewable diesel unit in the United States has been completed.  The unit is located on the site of the SEMASS energy-from-waste facility in Massachusetts owned and operated by Covanta Energy Corporation.

Covanta installed the KDV 500 to verify the operability of the equipment and the process and to confirm the commercial viability of the technology.  Covanta is currently working on start-up and commissioning activities and expects an extended start-up period which is consistent with the requirements for a new technology.  Once the commissioning work is completed, Covanta plans to perform test runs on a variety of different waste feedstock over a six to twelve month period to determine whether the technology is commercially viable.

As part of this commissioning and testing process, the diesel produced by the KDV 500 will be tested as part of the required process for the registration of this renewable diesel fuel with the U.S. EPA.  All fuels used in vehicles that operate on public roadways in the U.S. must first be registered with the EPA.

GEYI expects Covanta’s efforts will confirm the commercial viability of the technology with a range of feedstock, although there is no guarantee.  The KDV 500 was provided by AlphaKat – Global Energy GmbH, an equal joint venture of GEYI and AlphaKat, GmbH, licensor of the proprietary technology developed by its founder, Dr. Christian Koch.

Covanta is an internationally recognized owner/operator of energy-from-waste facilities and renewable energy projects. Covanta’s energy-from-waste facilities convert municipal solid waste and other types of waste material into renewable energy (primarily electricity and steam) for numerous communities, predominantly in the U.S.  For more information, visit www.covantaholding.com

Asi Shalgi, Chief Executive Officer of GEYI, stated that “We are very excited about the commencement of commissioning activities with our strategic partner in the U.S. and we look forward to fully demonstrating the capability of the technology, thereby accelerating Global’s growth.”

About Global

Global’s mission is to commercialize innovative technologies which produce energy from waste and other renewable sources, while contributing to a cleaner environment.  Global is making use of efficient and environmentally friendly developed and patented systems.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission, all as may be amended from time to time.  Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Global or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Statements that are not historical fact are forward-looking statements.  Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” “proposed” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions.  These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.  Global cautions investors that any forward-looking statements made by Global are not guarantees or indicative of future performance.  Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Global, include, but are not limited to, unanticipated problems and delays in engineering and construction, and those factors, risks and uncertainties that are described in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2007, and in subsequent securities filings by Global.

Although Global believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements.  Global’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Global does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY INC

By:	/s/ Asi Shalgi
Asi Shalgi
President and Chief Executive Officer

Date: June 3, 2010